Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

I, Sean Bagan, the President, Chief Executive Officer, and Chief Financial Officer of Helios Technologies (the “Company”), certify that (i) the Quarterly Report on Form 10-Q for the Company for the quarter ended March 29, 2025 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2025

/s/ Sean Bagan
Sean Bagan President, Chief Executive Officer, and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)